UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2015

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 5, 2015, the parties in the action captioned In re: Bluegreen Corporation Shareholder Litigation agreed to the settlement of the litigation (the “Settlement”). The lawsuit, first filed in November 2011, was brought against Bluegreen Corporation (“Bluegreen”), the directors of Bluegreen, BFC Financial Corporation (“BFC”), Woodbridge Holdings, LLC (“Woodbridge”), certain directors and officers of BFC and others, and challenged the terms of the merger pursuant to which Bluegreen merged into a wholly owned subsidiary of Woodbridge (the “Merger”) and Bluegreen’s shareholders (other than Woodbridge) were paid $10.00 for each share of Bluegreen’s common stock that they held immediately prior to the effective time of the Merger. The plaintiffs in the lawsuit sought the “fair value” of the shares of Bluegreen’s common stock on behalf of Bluegreen’s minority shareholders. Pursuant to the Settlement, Woodbridge or its affiliates will pay $36.5 million, which amounts to approximately $2.50 per share,  into a “Settlement Fund” for the benefit of former shareholders of Bluegreen whose shares were acquired in connection with the Merger (the “Class”).  The amount to be received by Class members will be reduced by administrative costs and attorneys’ fees and costs.

BFC and BBX Capital Corporation (“BBX Capital”) directly own 54% and 46% of Woodbridge, respectively.  Woodbridge owns 100% of Bluegreen as a consequence of the Merger. In addition, BFC owns shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing an approximately 81% ownership interest in BBX Capital. It is currently anticipated that Woodbridge will fund the Settlement Fund to the extent of its available cash, with the balance to be funded by BFC and BBX Capital, pro rata based on their respective ownership interests in Woodbridge.

The Settlement remains subject to the filing of a Stipulation of Settlement with the Court, approval by the Court of the Settlement and dismissal with prejudice of all litigation arising from or relating to the Merger, together with a full release of BFC, Bluegreen, Woodbridge, BBX Capital and others.  Once the Settlement is finalized and approved, a settlement administrator will provide information to Class members to assist them and disseminate the net per share award to be paid to them.

BFC, Bluegreen, Woodbridge, BBX Capital and all of the defendants in the action denied and continue to deny that any of them violated any laws or breached any duties to the plaintiffs or Bluegreen’s former shareholders.

BFC and BBX Capital issued a joint press release on June 11, 2015 announcing the Settlement.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1Press release dated June 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: June 11, 2015
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated June 11, 2015